Exhibit 99.1
Electric City Announces Appointments of Two New Members to the Company’s Board of Directors
William R. “Max” Carey Jr. and Gregory T. Barnum to Enhance Board with Marketing, Operational and Financial Expertise
ELK GROVE VILLAGE, Ill., March 13, 2006 — Electric City Corporation (AMEX: ELC), a developer, manufacturer and integrator of energy savings technologies, negative power systems and building automation systems, today announced the appointments of William R. “Max” Carey Jr. and Gregory T. Barnum to Electric City’s Board of Directors.
Mr. Carey Jr. and Mr. Barnum will enhance the existing board of directors by bringing the Company additional experience and expertise in the development of emerging growth companies.
Mr. Carey Jr. is presently the President and Chairman of Corporate Resource Development (CRD), a sales and marketing consulting firm he founded in 1981. In 1987 CRD was named to Inc. magazine’s list of the 500 fastest growing privately held companies in America. Recently, Mr. Carey Jr. co-founded CRD Capital, which provides sales strategies, buy-side investor intelligence and proprietary research to investment banking firms. Mr. Carey Jr. currently serves on the boards of two public companies: Outback Steakhouse (NYSE: OSI) and K-force (NASDAQ KFRC), and a former founding board member of Crosswalk.com (NASDAQ: AMEN), which was sold in 2005.
Mr. Carey Jr. graduated from Columbia University on an NROTC scholarship, where he was an all—Ivy League NCAA record-setting football player. After graduation, Mr. Carey Jr. attended Navy flight school, became a fighter pilot, and flew over a hundred combat missions in Vietnam. Mr. Carey Jr. recorded the challenges of balancing a successful business and a successful personal life in his book The Superman Complex — Achieving the Balance that Leads to True Success. The founder of “Wingspread — A Foundation for Kids,” Mr. Carey Jr. received the Martin Luther King Humanitarian Award for the year 2000.
Mr. Barnum was recently named Vice President of Finance and CFO of Datalink Corporation (NASDAQ: DTLK), an information storage architect.. Mr. Barnum served as Vice President of Finance and Chief Financial Officer of Computer Network Technology Corporation (CNT), a company engaged in providing storage networking solutions, from 1997 until its recent acquisition by McDATA Corporation (NASDAQ: MCDTA & MCDT). During his tenure, CNT undertook 6 acquisitions ranging from $2 million to $190 million and 3 divestitures of non-core businesses. From 1992 to 1997 Mr. Barnum served as the Senior Vice President of Finance and Administration and Chief Financial Officer of Tricord Systems, Inc., a designer and developer of innovative server appliances. Mr. Barnum began his professional career in 1977 with Peat Marwick Mitchell and Co., and served as Vice President of Finance from 1980 to 1992 with Cray Research Inc. and Cray Computer Corporation. While serving at the the above-named corporations Mr. Barnum raised over $600 million through Initial Public Offerings, Secondary Offerings, Spin-Offs and Debt/Equity Offerings. Mr. Barnum is a graduate of the College of St. Thomas, St. Paul, Minnesota and is a member of the American Institute of Certified Public Accountants.
“We are delighted that both Max and Greg have agreed to join our board of directors,” stated David Asplund, CEO of Electric City Corp. “With their addition, Electric City’s board of directors is now comprised of business leaders and entrepreneurs with significant experience and skill sets including executive leadership, sales and marketing, energy, conservation, finance and investment banking, all necessary to help Electric City grow and succeed in the years to come,” concluded Mr. Asplund.
About Electric City
Electric City is a developer, manufacturer and integrator of energy savings technologies. Electric City is comprised of three integrated operating companies that bring their extensive experience and technologies together to provide customers with total energy solutions. Electric City is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.
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Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements, and are subject to the risks referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings.